UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
ATLAS ACQUISITION HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	26-0852483
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

c/o Hauslein & Company, Inc.
11450 SE Dixie Highway, Suite 206
Hobe Sound, Florida	33455

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
     Securities Act registration statement file number to which this form relates: 333-146368 (if applicable).
     Securities to be registered pursuant to Section 12(b) of the Act:

Name of each exchange on which each class is
Title of each class to be so registered	to be so registered
Units, each consisting of one share of Common Stock, $.001 par value, and one Warrant	American Stock Exchange

Common Stock, $.001 par value	American Stock Exchange

Warrants	American Stock Exchange
     Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     The information required by this Item 1 is incorporated herein by reference to the information set forth under the caption “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-146368) as originally filed by the Registrant with the Securities and Exchange Commission on September 28, 2007 and as subsequently amended (the “Registration Statement”). Such information will also appear in the prospectus subsequently filed by the Registrant with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and such prospectus is incorporated herein by reference.
Item 2. Exhibits.

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(1)

4.1	Specimen Unit Certificate(1)

4.2	Specimen Common Stock Certificate(1)

4.3	Specimen Warrant Certificate(1)

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant(1)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ATLAS ACQUISITION HOLDINGS CORP.

By:	/s/ James N. Hauslein

	Name:	James N. Hauslein
	Title:	Chairman of the Board and Chief
Executive Officer
Date: January 23, 2008

Exhibit Index

Exhibit No.	Description

3.1	Form of Amended and Restated Certificate of Incorporation of the Registrant(1)

3.2	Bylaws of the Registrant(1)

4.1	Specimen Unit Certificate(1)

4.2	Specimen Common Stock Certificate(1)

4.3	Specimen Warrant Certificate(1)

4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant(1)

(1)	Incorporated by reference to the identically numbered exhibit filed with the Registration Statement.